Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 27, 2021 relating to the financial statements of Rallybio Holdings, LLC included in Registration Statement No. 333-257655 on Form S-1 of Rallybio Corporation. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-257655.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

July 28, 2021